EXHIBIT 3.01

                                   AMENDED AND

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                   THE HARTFORD FINANCIAL SERVICES GROUP, INC.

         THE HARTFORD FINANCIAL SERVICES GROUP, INC., a Corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is THE HARTFORD FINANCIAL SERVICES GROUP, INC., and the name under which the corporation was originally incorporated is ITT Hartford Group, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was December 9, 1985.

2. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this Corporation by amending ARTICLE FOURTH, subsection (a), to read in its entirety as follows: "The aggregate number of shares of stock that the Corporation shall have authority to issue is 450,000,000 shares, consisting of 400,000,000 shares designated "Common Stock" and 50,000,000 shares designated "Preferred Stock." The shares of Common Stock and the shares of Preferred Stock shall have a par value of $.01 per share."

3. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:

                                  ARTICLE FIRST
                                  -------------

         The name of the Corporation is THE HARTFORD FINANCIAL SERVICES GROUP, INC. (the "Corporation").

                                 ARTICLE SECOND
                                 --------------

         The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                  ARTICLE THIRD
                                  -------------

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

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Amended and Restated Certificate of Incorporation
The Hartford Financial Services Group, Inc.
Page 2

                                 ARTICLE FOURTH
                                 --------------

(a) The aggregate number of shares of stock that the Corporation shall have authority to issue is 450,000,000 shares, consisting of 400,000,000 shares designated "Common Stock" and 50,000,000 shares designated "Preferred Stock." The shares of Common Stock and the shares of Preferred Stock shall have a par value of $.01 per share.

(b) The Board of Directors of the Corporation shall have the full authority permitted by law, at any time and from time to time, to divide the authorized and unissued shares of Preferred Stock into classes or series, or both, and to determine the following provisions, designations, powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions thereof for shares of any such class or series of Preferred Stock:

                  (1) the designation of such class or series, the number of shares to constitute such class or series and the stated or liquidation value thereof;

                  (2) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

                  (3) the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, the rate or rates thereof, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

                  (4) whether the shares of such class or series shall be subject to redemption at the option of the Corporation and/or the holders of such class or series, or upon the happening of a specified event, and, if so, the times, price or prices, and other conditions of such redemption, including securities or other property payable upon any such redemption, if any;

                  (5) the amount or amounts, if any, payable upon shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets, of the Corporation;

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Amended and Restated Certificate of Incorporation
The Hartford Financial Services Group, Inc.
Page 3


                  (6) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                  (7) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any securities, whether or not issued by the Corporation, at the option of the Corporation and/or the holders of such class or series, or upon the happening of a specified event, and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                  (8) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of the same class;

                  (9) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional shares of stock, including additional shares of such class or series or of any other series of the same class or of any other class;

                  (10) the ranking (be it pari passu, junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

                  (11) any other powers, preferences and relative, participating, optional and other special rights and any qualifications, limitations or restrictions thereof, insofar as they are not inconsistent with the provisions of this Certificate of Incorporation, to the full extent permitted in accordance with the laws of the State of Delaware.

(c) Such divisions and determinations may be accomplished by an amendment to this ARTICLE FOURTH, which amendment may be made solely by action of the Board of Directors, which shall have the full authority permitted by law to make such divisions and determinations.

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Amended and Restated Certificate of Incorporation
The Hartford Financial Services Group, Inc.
Page 4


(d) The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes or series at any time
         outstanding;   provided  that  each  series  of  a  class  is  given  a
                        --------
         distinguishing designation and that all shares of a series have powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions thereof identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those other series of the same class.

(e) Holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment thereof, dividends at the rates fixed by the Board of Directors for the respective series before any dividends shall be declared and paid, or set aside for payment, on shares of Common Stock with respect to the same dividend period. Nothing in this ARTICLE FOURTH shall limit the power of the Board of Directors to create a series of Preferred Stock with dividends the rate of which is calculated by reference to, and the payment of which is concurrent with, dividends on shares of Common Stock.

(f) In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of shares of each series of Preferred Stock will be entitled to receive the amount fixed for such series upon any such event plus, in the case of any series on which dividends will have been determined by the Board of Directors to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the series of Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph except to the extent specifically provided for herein. Nothing in this ARTICLE FOURTH shall limit the power of the Board of Directors to create a series of Preferred Stock for which the amount to be distributed upon any liquidation, dissolution or winding up of the Corporation is calculated by reference to, and the payment of which is concurrent with, the amount to be distributed to the holders of shares of Common Stock.

(g) The Corporation, at the option of the Board of Directors, may redeem all or part of the shares of any series of Preferred Stock on the terms and conditions fixed for such series.

Amended and Restated Certificate of Incorporation
The Hartford Financial Services Group, Inc.
Page 5

(h) Except as otherwise required by law, as otherwise provided herein or as otherwise determined by the Board of Directors as to the shares of any series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meetings of stockholders.

(i) Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which the holders of shares of Common Stock are entitled to vote. Except as otherwise required by law, this Certificate of Incorporation or any certificate of designations providing for the creation of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have and possess the exclusive right to notice of stockholders' meetings and the exclusive power to vote. No stockholder will be permitted to cumulate votes at any election of directors.

(j) Subject to all the rights of the Preferred Stock, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment thereof, dividends payable in cash, stock or otherwise. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full in cash the amounts to which they respectively shall be entitled or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interest, to the exclusion of the holders of the Preferred Stock.

                                  ARTICLE FIFTH
                                  -------------

(a) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special stockholders' meeting and may not be effected by consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called by the Chairman of the Board of Directors or by a majority vote of the entire Board of Directors.

(b) Stockholders of the Corporation shall not have any preemptive rights to subscribe for additional issues of stock of the Corporation except as may be agreed from time to time by the Corporation and any such stockholder.

(c) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation, if any, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, an election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the applicable resolution or resolutions of the Board of Directors adopted pursuant to ARTICLE FOURTH of this Certificate of Incorporation.

Amended and Restated Certificate of Incorporation
The Hartford Financial Services Group, Inc.
Page 6

                                  ARTICLE SIXTH
                                  -------------

         To the fullest extent permitted by applicable law as then in effect, no director or officer shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer, except for liability (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the Delaware General Corporation Law, (d) for any transaction from which the director derived an improper personal benefit or (e) for any act or omission occurring prior to the effective date of this ARTICLE SIXTH. Any repeal or modification of this ARTICLE SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                                 ARTICLE SEVENTH
                                 ---------------

         The holders of the capital stock of the Corporation shall not be personally liable for the payment of the Corporation's debts and the private property of the holders of the capital stock of the Corporation shall not be subject to the payment of debts of the Corporation to any extent whatsoever.


                                 ARTICLE EIGHTH
                                 --------------

         Subject to any express provision of the laws of the State of Delaware, this Certificate of Incorporation or the Bylaws of the Corporation, the Bylaws of the Corporation may from time to time be supplemented, amended or repealed, or new Bylaws may be adopted, by the Board of Directors at any regular or special meeting of the Board of Directors, if such supplement, amendment, repeal or adoption is approved by a majority of the entire Board of Directors. Subject to any express provision of the laws of the State of Delaware, this Certificate of Incorporation or the Bylaws of the Corporation, the Bylaws of the Corporation may from time to time be supplemented, amended or repealed, or new Bylaws may be adopted, by the stockholders at any regular or special meeting of the stockholders at which a quorum is present, if such supplement, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in an election of directors.

                                  ARTICLE NINTH
                                  -------------

         The Corporation reserves the right to supplement, amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware and all rights conferred on stockholders herein are granted subject to this reservation.

Amended and Restated Certificate of Incorporation
The Hartford Financial Services Group, Inc.
Page 7


4. This Amended and Restated Certificate of Incorporation was duly adopted by vote of stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said THE HARTFORD FINANCIAL SERVICES GROUP, INC. has caused this Certificate to be signed by Michael O'Halloran, its Senior Vice President and Corporate Secretary, this 21st day of May, 1998.
                                        ------

                                     THE HARTFORD FINANCIAL SERVICES GROUP, INC.



                                     By  /S/ Michael O'Halloran
                                        --------------------------------
                                        Michael O'Halloran
                                        Senior Vice President &
                                        Corporate Secretary

ES/BYLAWS/COFIHTGP.DOC